CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form F-4, of our report dated May 9, 2013, relating to the balance sheet of Blue Wolf Mongolia Holdings Corp. (a corporation in the development stage) as of June 30, 2012, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from March 1, 2012 to June 30, 2012 and for the period from March 11, 2011 (date of inception) to June 30, 2012, and of our report dated May 21, 2012, except for Note 3, which is May 9, 2013, relating to the balance sheet of Blue Wolf Mongolia Holdings Corp. (a corporation in the development stage) as of February 29, 2012, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from March 11, 2011 (date of inception) to February 29, 2012, and to the reference to our Firm under the caption “Experts” appearing therein.

/s/ Rothstein Kass

Roseland, New Jersey

June 25, 2013